Exhibit 99.1

GameStop Reports Third Quarter Results, A Positive Start to Fourth Quarter with November Comparable Store Sales Increasing 16.5% And Sustained Progress Toward Long-Term
Strategic Objectives

Omni-channel Capabilities Fuel 257% Increase in Global E-Commerce Sales

Operating Platform Optimization Drives $115 million, or 24% SG&A Improvement

Grapevine, Texas (December 8, 2020) - GameStop Corp. (NYSE: GME) today reported results for the third quarter ended October 31, 2020 that reflect sustained progress toward its long-term strategic objectives and a positive start to the fourth fiscal quarter following the launch of the long-awaited next generation of video game consoles.

George Sherman, GameStop’s chief executive officer, said, “Our third quarter results were in-line with our muted expectations and reflected operating during the last few months of a seven-year console cycle and a global pandemic, which pressured sales and earnings. That notwithstanding, we continued to significantly advance our strategic objectives of creating a digital-first, omni-channel ecosystem for games and entertainment and optimizing our core operations. Leveraging our omni-channel capabilities, we increased E-Commerce sales 257% – demonstrating our ability to serve our customers, wherever, whenever and however they choose to shop. Investments in improving our web properties and mobile app and enhanced fulfillment capabilities contributed to our E-Commerce channel’s sales contribution rising to nearly 25% year to date, well-above historical mid-single digit levels. Moreover, as the result of our ongoing optimization of expenses, stores and inventory, we delivered a $316 million reduction in SG&A expenses through the third quarter, ending the period with $603 million cash and restricted cash after repaying $10 million in debt during the quarter, and saw a 33% reduction in inventory compared to the prior year.”

“We begin the fourth quarter with unprecedented demand in new video game consoles that launched in November, which drove a 16.5% increase in comparable store sales for the month, despite being closed on Thanksgiving Day and the impact of COVID-19 related store closures, which affected most of our European footprint. We anticipate, for the first time in many quarters, that the fourth quarter will include positive year-on-year sales growth and profitability, reflecting the introduction of new gaming consoles, our elevated omni-channel capabilities and continued benefits from our cost and efficiency initiatives, even with the potential further negative impacts on our operations due to the global COVID-19 pandemic. Overall, we remain confident in our strategy and look forward to executing in 2021 on the many exciting opportunities to leverage our brand, extensive loyalty member base, and increased digital capabilities to expand our addressable market and product offerings, providing growth in all things games and entertainment,” Sherman concluded.

Third Quarter Sales Results:
•Net sales were $1,004.7 million, down 30.2% from the fiscal 2019 third quarter reflecting:
◦The impact of operating during the last few months of the seven-year-long current generation console cycle and the subsequent limited availability of hardware and accessories;
◦The unplanned shift of software titles later into the fourth fiscal quarter, and in some cases, into fiscal 2021;
◦An 11% reduction in the store base, as part of the Company’s de-densification strategy, partially offset by recaptured sales through the transfer to neighboring locations and online
•Comparable store sales declined 24.6%
•Global E-Commerce sales increased 257% and are included in comparable store sales

Progress Toward Strategy:
Optimize the core business by improving efficiency and effectiveness across the organization:
•Delivered a $115.0 million reduction in SG&A in the third quarter and a $315.9 million reduction in the first nine months of fiscal 2020 from the comparable periods of fiscal 2019 through continued expense reduction initiatives;
•Continued to transform physical store presence through the ongoing market optimization and de-densification of the GameStop store base, closing 74 stores in the quarter and bringing the year-to-date closures to 462 while transferring sales to neighboring locations and on-line, and reducing store operating costs

•Maintained a strong balance sheet with:
◦$602.6 million of cash and restricted cash at quarter end and reduced borrowings under its asset-based revolving credit facility by $10.0 million to $25.0 million; and
◦A 33% decrease in inventory and a 38% decrease in accounts payable as compared to the third quarter of fiscal 2019
•Executed two sale leaseback transactions related to office buildings, contributing approximately $43.7 million towards total liquidity; and
•Subsequent to the end of the third fiscal quarter, the Company announced the voluntary early redemption of $125 million in principal amount of its 6.75% senior notes due 2021, on December 11, 2020. This voluntary early redemption covers approximately 63% of the outstanding Notes and reflects the Company’s strategy to strengthen and enhance its balance sheet, improve its debt profile and optimize its capital structure

Build a frictionless digital ecosystem to position GameStop as a digital-first omni-channel retailer:
•Delivered a 257% increase in global E-Commerce sales during the quarter to represent over 18% of total net sales and nearly 25% year to date.
•Leveraged improved fulfillment capabilities, including the initial roll-out of same-day delivery option to over 2,000 stores, enhancing customers’ shopping and delivery experience.
•Continued to enhance the customer experience by offering easier and more convenient options, including a personalized home page for website browsing and improved site navigation, post-purchase experience enhancements, the launch of a new mobile app featuring an improved shopping experience and a full suite of flexible payment options.

Additional Third Quarter Highlights:
(See reconciliation table of GAAP results to non-GAAP adjusted results in Schedule II and III of this press release.)

•Gross margin declined 320 bps from the prior year third quarter, with an increase in the mix of collectibles sales, a higher-margin product category, more than offset by the mix of hardware sales, which carry a lower gross margin, and an increase in industry-wide freight costs and credit card processing fees as a result of higher E-Commerce sales penetration
•SG&A was $360.4 million, down $115 million or 24.2% compared to $475.4 million in the prior year third quarter
•Adjusted SG&A was $359.7 million, a reduction of $100.0 million, or 21.8% from adjusted SG&A in the prior year third quarter
•Operating loss of ($63.0) million compared to operating loss of ($45.6) million in the prior year third quarter
•Income tax in the third quarter of fiscal 2020 was a benefit of $53.9 million driven by a change in the tax status of certain foreign entities and the impact of the CARES Act, including tax benefits associated with the availability of a five-year carryback period for certain current year tax losses, compared to income tax expense of $31.6 million in the prior year third quarter
•Net loss of ($18.8) million, or ($0.29) per diluted share, compared to net loss of ($83.4) million, or loss per share of ($1.02) per diluted share in the prior year third quarter
•Adjusted EBITDA of ($61.8) million compared to $7.7 million in the prior year third quarter
•Adjusted net loss from continuing operations of ($34.4) million or ($0.53) per diluted share, compared to adjusted net loss from continuing operations of ($40.2) million, or ($0.49) per diluted share in the prior year third quarter

Capital Allocation and Liquidity Update
As of October 31, 2020, the Company had $602.6 million in cash and restricted cash compared to $304.4 million in cash and restricted cash in the prior year third quarter. The Company reduced its outstanding borrowings under the asset based revolving credit facility to $25 million.

As of October 31, 2020, the Company had $269.5 million of short-term debt and $216.0 million of long-term debt on the balance sheet. Subsequent to quarter end, as previously announced on November 10, 2020, the Company announced the voluntary early redemption of $125 million in principal amount of its 6.75% senior notes due 2021, on December 11, 2020. This voluntary early redemption covers approximately 63% of the outstanding Notes. The voluntary early redemption is consistent with the Company’s strategy to strengthen and enhance its balance sheet, improve its debt profile, and optimize its capital structure.

As part of its strategies to create optimal financial flexibility and expand liquidity alternatives, the Company intends to file a shelf registration and prospectus supplement with the Securities and Exchange Commission today under which it may offer and sell, from time to time, shares of its Class A common stock in “at-the-market offerings.” Net proceeds from sales of shares under the “at-the-market” program, if any, would be used for working capital and general corporate purposes, which may include funding of the Company’s ongoing digital-first omni-channel growth strategy and expansion of its product and services offering. The timing and amount of sales of shares, if any, will depend on a variety of factors, including prevailing market conditions, the trading price of shares, and other factors as determined by the Company.

Jim Bell, GameStop’s chief financial officer, said, “As we continue to optimize our business model, we are shifting focus to execute the transformational components of our strategy that will position GameStop to be a leading omni-channel retailer for all things games and entertainment, which we believe will lead to sustained long-term profitable growth. Over the past 18 months, we have remained steadfast in focusing on creating a more efficient business model. These efforts, despite the impacts of a global pandemic, have led to a stronger balance sheet. We believe the shelf registration and associated at-the-market program, if we chose to use it, provide us further options to enhance our liquidity alternatives to support an efficient and successful execution of our transformational strategies.”

In respect of the at-the-market program, the Company intends to file a registration statement (including a prospectus) with the SEC for the offering of shares thereunder. Before you invest, you should read the prospectus in that registration statement and other documents the Company intends to file with the SEC for more complete information about the Company and the offering. After these documents are filed, you may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the company will arrange to send you the prospectus after filing if you request it by calling (817) 424-2001.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any security, nor shall there be any sale of the Company's Class A common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Fiscal Fourth Quarter 2020 Outlook (13 weeks ending January 30, 2021)
The Company continues to focus on efforts that position it to manage through this unprecedented time, including maintaining its balance sheet strength, prioritizing the allocation of resources to areas of the business that produce strong cash flow, reducing expenses across the business, developing and expanding its digital strategy, and intensifying inventory discipline. Due to the uncertainty around the duration and evolving impact of COVID-19, the Company is continuing to suspend guidance, however it expects to realize positive comparable store sales results and profitability in the fiscal fourth quarter. For fiscal November 2020, comparable store sales increased 16.5% and total net sales were $791.1 million compared to $747.6 million in fiscal November 2019.

Conference Call Information
A conference call with GameStop Corp.’s management is scheduled for December 8, 2020 at 5:00 p.m. ET to discuss the Company’s financial results. The phone number for the call is 877-451-6152 and the confirmation code is 13713035. This call, along with supplemental information, can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop.
GameStop Corp., a Fortune 500 company headquartered in Grapevine, Texas, is a digital-first omni-channel retailer, offering games and entertainment products in its over 5,000 stores and comprehensive e-Commerce properties across 10 countries. GameStop, through its family of brands offers the best selection of new and pre-owned video gaming consoles, accessories and video game titles, in both physical and digital formats. GameStop also offers fans a wide variety of POP! vinyl figures, collectibles, board games and more. Through GameStop’s unique buy-sell-trade program, gamers can trade in video game consoles, games, and accessories, as well as consumer electronics for cash or in-store credit. The company's consumer product network also includes www.gamestop.com and Game Informer® magazine, the world's leading print and digital video game publication.

General information about GameStop Corp. can be obtained at the Company’s corporate website. Follow @GameStop and @GameStopCorp on Twitter and find GameStop on Facebook at www.facebook.com/GameStop.

Non-GAAP Measures and Other Metrics
As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop may use certain non-GAAP measures, such as adjusted SG&A, adjusted operating income (loss), adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA and free cash flow. We believe these non-GAAP financial measures provide useful information to investors in evaluating our core operating performance. Adjusted selling, general and administrative expenses (“Adjusted SG&A”), adjusted operating income (loss), adjusted net income (loss) and adjusted earnings (loss) per share exclude the effect of items such as transformation costs, asset impairments, store closure costs, severance, non-operating tax charges, as well as divestiture costs. Results reported as constant currency exclude the impact of fluctuations in foreign currency exchange rates by converting our local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Our definition and calculation of non-GAAP financial measures may differ from that of other companies. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance. A complete definition of comparable store sales can be found in the Company’s Form 10-Q.

Cautionary Statement Regarding Forward-Looking Statements - Safe Harbor
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current beliefs, views, estimates and expectations, including as to the Company’s industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information, including expectations as to future operating profit improvement. Such statements include without limitation those about the Company’s financial results, expectations and other statements that are not historical facts. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those reflected or described in the forward-looking statements: macroeconomic pressures, including the effects of COVID-19 on consumer spending and the Company’s ability to keep stores open; the impact of the COVID-19 pandemic on the Company’s business and financial results; the economic conditions in the U.S. and certain international markets; the cyclicality of the video game industry; the Company’s dependence on the timely delivery of new and innovative products from its vendors; the impact of technological advances in the video game industry and related changes in consumer behavior on the Company’s sales; the Company’s ability to keep pace with changing industry technology and consumer preferences; the impact of international crises and trade restrictions and tariffs on the delivery of the Company’s products; the Company’s ability to obtain favorable terms from its suppliers; the international nature of the Company’s business; the Company’s dependence on sales during the holiday selling season; fluctuations in the Company’s results of operations from quarter to quarter; the Company’s ability to de-densify its global store base; the Company’s ability to renew, terminate or enter into new leases on favorable terms; the competitive nature of the Company’s industry; the Company’s ability to attract and retain executive officers and key personnel; the adequacy of the Company’s management information systems; the Company’s reliance on centralized facilities for refurbishment of its pre-owned products; the Company’s ability to react to trends in pop culture with regard to its sales of collectibles and dependence on licensed products for a substantial portion of such sales; the Company’s ability to maintain security of its customer, employee or company information; potential harm to the Company’s reputation; the Company’s ability to maintain effective control over financial reporting; the Company’s vendors’ ability to provide marketing and merchandise support at historical levels; restrictions on the Company’s ability to purchase and sell pre-owned video games; potential decrease in popularity of certain types of video games; changes in the Company’s global tax rate; potential future litigation and other legal proceedings; changes in accounting rules and regulations; and the Company’s ability to comply with federal, state, local and international law. Additional factors that could cause results to differ materially from those reflected or described in the forward-looking statements can be found in Exhibit 99.4 of GameStop's Current Report on Form 8-K filed on June 5, 2020 and in GameStop’s Quarterly report on Form 10-Q filed on September 9, 2020 and other filings made from time to time with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com. Forward-looking statements contained in this release speak only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 Weeks Ended October 31, 2020	13 Weeks Ended November 2, 2019
Net sales	$1,004.7	$1,438.5
Cost of sales	728.4	997.4
Gross profit	276.3	441.1
Selling, general and administrative expenses	360.4	475.4
Asset impairments	—	11.3
Gain on sale of assets	(21.1)	—
Operating loss	(63.0)	(45.6)
Interest expense, net	9.7	6.0
Loss from continuing operations before income taxes	(72.7)	(51.6)
Income tax (benefit) expense	(53.9)	31.6
Net loss from continuing operations	(18.8)	(83.2)
Loss from discontinued operations, net of tax	—	(0.2)
Net loss	$(18.8)	$(83.4)

Basic loss per share:
Continuing operations	$(0.29)	$(1.01)
Discontinued operations	—	—
Basic loss per share	$(0.29)	$(1.02)

Diluted loss per share:
Continuing operations	$(0.29)	$(1.01)
Discontinued operations	—	—
Diluted loss per share	$(0.29)	$(1.02)

Weighted-average common shares outstanding:
Basic	65.2	82.1
Diluted	65.2	82.1

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	72.5	69.3
Gross profit	27.5	30.7
Selling, general and administrative expenses	35.9	33.0
Asset impairments	—	0.8
Gain on sale of assets	(2.1)	—
Operating loss	(6.3)	(3.1)
Interest expense, net	0.9	0.5
Loss from continuing operations before income taxes	(7.2)	(3.6)
Income tax (benefit) expense	(5.4)	2.2
Net loss from continuing operations	(1.8)	(5.8)
Loss from discontinued operations, net of tax	—	—
Net loss	(1.8)%	(5.8)%

	39 Weeks Ended October 31, 2020	39 Weeks Ended November 2, 2019
Net sales	$2,967.7	$4,271.9
Cost of sales	2,156.8	2,960.5
Gross profit	810.9	1,311.4
Selling, general and administrative expenses	1,095.1	1,411.0
Goodwill and asset impairments	4.8	375.2
Gain on sale of assets	(32.4)	—
Operating loss	(256.6)	(474.8)
Interest expense, net	23.9	20.7
Loss from continuing operations before income taxes	(280.5)	(495.5)
Income tax expense (benefit)	14.4	(6.2)
Net loss from continuing operations	(294.9)	(489.3)
Loss from discontinued operations, net of tax	(0.9)	(2.6)
Net loss	$(295.8)	$(491.9)

Basic loss per share:
Continuing operations	$(4.54)	$(5.16)
Discontinued operations	(0.01)	(0.03)
Basic loss per share	$(4.56)	$(5.19)

Diluted loss per share:
Continuing operations	$(4.54)	$(5.16)
Discontinued operations	(0.01)	(0.03)
Diluted loss per share	$(4.56)	$(5.19)

Dividends per common share	$—	$0.38

Weighted-average common shares outstanding:
Basic	64.9	94.8
Diluted	64.9	94.8

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	72.7	69.3
Gross profit	27.3	30.7
Selling, general and administrative expenses	36.9	33.0
Goodwill and asset impairments	0.2	8.8
Gain on sale of assets	(1.1)	—
Operating loss	(8.7)	(11.1)
Interest expense, net	0.8	0.5
Loss from continuing operations before income taxes	(9.5)	(11.6)
Income tax expense (benefit)	0.5	(0.2)
Net loss from continuing operations	(10.0)	(11.4)
Loss from discontinued operations, net of tax	—	(0.1)
Net loss	(10.0)%	(11.5)%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	October 31, 2020	November 2, 2019
ASSETS:
Current assets:
Cash and cash equivalents	$445.9	$290.3
Restricted cash	140.7	0.3
Receivables, net	77.6	145.7
Merchandise inventories, net	861.0	1,286.7
Prepaid expenses and other current assets	126.7	127.3
Assets held-for-sale	—	12.8
Total current assets	1,651.9	1,863.1
Property and equipment, net	193.0	287.1
Operating lease right-of-use assets	666.7	758.1
Deferred income taxes	29.2	157.8
Long-term restricted cash	16.0	13.8
Other noncurrent assets	44.6	65.7
Total assets	$2,601.4	$3,145.6

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$440.2	$709.9
Accrued liabilities and other current liabilities	654.1	625.1
Current portion of operating lease liabilities	212.9	238.5
Short-term debt, including current portion of long-term debt, net	244.5	—
Borrowings under revolving line of credit	25.0	—
Total current liabilities	1,576.7	1,573.5
Long-term debt, net	216.0	419.4
Operating lease liabilities	456.7	516.5
Other long-term liabilities	19.8	19.1
Total liabilities	2,269.2	2,528.5
Total stockholders’ equity	332.2	617.1
Total liabilities and stockholders’ equity	$2,601.4	$3,145.6

GameStop Corp.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	13 Weeks Ended October 31, 2020	13 Weeks Ended November 2, 2019
Cash flows from operating activities:
Net loss	$(18.8)	$(83.4)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization (including amounts in cost of sales)	19.4	23.9
Goodwill and asset impairments	—	11.3
Stock-based compensation expense	2.2	2.9
Deferred income taxes	—	—
(Gain) loss on disposal of property and equipment, net	(21.0)	1.0
Loss on divestiture	—	1.3
Other	2.8	(0.6)
Changes in operating assets and liabilities:
Receivables, net	5.3	(15.2)
Merchandise inventories	(382.6)	(332.1)
Prepaid expenses and other current assets	(4.6)	(3.3)
Prepaid income taxes and income taxes payable	(58.1)	32.3
Accounts payable and accrued liabilities	272.6	351.0
Operating lease right-of-use assets and liabilities	(1.7)	2.9
Changes in other long-term liabilities	(0.1)	(0.1)
Net cash flows used in operating activities	(184.6)	(8.1)
Cash flows from investing activities:
Purchase of property and equipment	(15.1)	(20.2)
Proceeds from sale of property and equipment	43.7	—
Proceeds from divestitures	—	5.2
Other	(1.3)	0.3
Net cash flows provided by (used in) investing activities	27.3	(14.7)
Cash flows from financing activities:
Repurchase of common shares	—	(114.0)
Proceeds from French term loans	23.5	—
Dividends paid	—	—
Borrowings from the revolver	—	—
Repayments of revolver borrowings	(10.0)	—
Repayments of senior notes	—	—
Settlement of stock-based awards	—	—
Net cash flows provided by (used in) financing activities	13.5	(114.0)
Exchange rate effect on cash, cash equivalents and restricted cash	(12.2)	3.4
Decrease in cash held-for-sale	—	0.1
Decrease in cash, cash equivalents and restricted cash	(156.0)	(133.3)
Cash, cash equivalents and restricted cash at beginning of period	758.6	437.7
Cash, cash equivalents and restricted cash at end of period	$602.6	$304.4

GameStop Corp.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	39 Weeks Ended October 31, 2020	39 Weeks Ended November 2, 2019
Cash flows from operating activities:
Net loss	$(295.8)	$(491.9)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization (including amounts in cost of sales)	61.1	70.1
Goodwill and asset impairments	4.8	375.2
Stock-based compensation expense	6.1	8.1
Deferred income taxes	45.4	(11.8)
(Gain) loss on disposal of property and equipment, net	(30.6)	1.9
Loss on divestiture	—	1.3
Other	2.6	3.1
Changes in operating assets and liabilities:
Receivables, net	65.8	(6.7)
Merchandise inventories	11.6	(61.6)
Prepaid expenses and other current assets	(2.9)	(10.7)
Prepaid income taxes and income taxes payable	11.7	(44.2)
Accounts payable and accrued liabilities	78.9	(488.4)
Operating lease right-of-use assets and liabilities	1.1	0.7
Changes in other long-term liabilities	(0.9)	0.1
Net cash flows used in operating activities	(41.1)	(654.8)
Cash flows from investing activities:
Purchase of property and equipment	(32.6)	(61.4)
Proceeds from sale of property and equipment	95.5	—
Proceeds from divestitures	—	5.2
Other	0.4	(0.7)
Net cash flows provided by (used in) investing activities	63.3	(56.9)
Cash flows from financing activities:
Repurchase of common shares	—	(176.9)
Proceeds from French term loans	47.1	—
Dividends paid	(0.3)	(40.5)
Borrowings from the revolver	150.0	—
Repayments of revolver borrowings	(125.0)	—
Repayments of senior notes	(5.3)	(404.5)
Settlement of stock-based awards	(1.0)	(0.8)
Net cash flows provided by (used in) financing activities	65.5	(622.7)
Exchange rate effect on cash, cash equivalents and restricted cash	1.4	(1.7)
Increase (decrease) in cash, cash equivalents and restricted cash	89.1	(1,336.1)
Cash, cash equivalents and restricted cash at beginning of period	513.5	1,640.5
Cash, cash equivalents and restricted cash at end of period	$602.6	$304.4

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended October 31, 2020		13 Weeks Ended November 2, 2019

	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

Hardware and accessories (1)	$413.4	41.2%	$546.0	37.9%
Software (2)	444.4	44.2	730.6	50.8
Collectibles	146.9	14.6	161.9	11.3

Total	$1,004.7	100.0%	$1,438.5	100.0%

	39 Weeks Ended October 31, 2020		39 Weeks Ended November 2, 2019

	Net	Percent	Net	Percent
Net Sales (in millions):	Sales	of Total	Sales	of Total

Hardware and accessories (1)	$1,368.1	46.1%	$1,757.4	41.1%
Software (2)	1,247.9	42.0	2,022.0	47.4
Collectibles	351.7	11.9	492.5	11.5

Total	$2,967.7	100.0%	$4,271.9	100.0%

(1) Includes sales of new and pre-owned hardware, accessories, hardware bundles in which hardware and digital or physical software are sold together in a single SKU, interactive game figures, strategy guides, mobile and consumer electronics, and the operations of our Simply Mac stores, which were sold in September 2019.

(2) Includes sales of new and pre-owned video game software, digital software and PC entertainment software.

GameStop Corp.
Schedule II
(in millions, except per share data)
(unaudited)
Non-GAAP results
The following tables reconcile the Company's selling, general and administrative expenses ("SG&A"), operating loss, net loss and loss per share as presented in its unaudited consolidated statements of operations and prepared in accordance with Generally Accepted Accounting Principles ("GAAP") to its adjusted SG&A, adjusted operating loss, adjusted net loss, adjusted EBITDA and adjusted loss per share. The diluted weighted-average shares outstanding used to calculated adjusted earnings per share may differ from GAAP weighted-average shares outstanding. Under GAAP, basic and diluted weighted-average shares outstanding are the same in periods where there is a net loss. The reconciliations below are from continuing operations only.

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Adjusted SG&A
SG&A	$360.4	$475.4	$1,095.1	$1,411.0
Transformation costs	(0.7)	(10.4)	(2.0)	(27.1)
Significant transactions(1)	—	—	(7.5)	—
Divestitures, severance and other	—	(5.3)	(7.8)	(25.6)
Adjusted SG&A	$359.7	$459.7	$1,077.8	$1,358.3

Adjusted Operating Loss
Operating loss	$(63.0)	$(45.6)	$(256.6)	$(474.8)
Transformation costs	0.7	10.4	2.0	27.1
Goodwill and asset impairments	—	11.3	4.8	375.2
Significant transactions(2)	(21.1)	—	(24.9)	—
Divestitures, severance and other	—	5.3	7.8	25.6
Adjusted operating loss	$(83.4)	$(18.6)	$(266.9)	$(46.9)

Adjusted Net Loss
Net loss	$(18.8)	$(83.4)	$(295.8)	$(491.9)
Loss from discontinued operations, net of tax	—	0.2	0.9	2.6
Net loss from continuing operations	$(18.8)	$(83.2)	$(294.9)	$(489.3)
Transformation costs	0.7	10.4	2.0	27.1
Goodwill and asset impairments	—	11.3	4.8	375.2
Significant transactions(2)	(21.1)	—	(24.9)	—
Divestitures, severance and other	—	5.3	7.8	25.6
Tax effect of non-GAAP adjustments	4.8	16.0	22.7	(3.3)
Tax valuation allowance	—	—	53.0	—
Adjusted net loss	$(34.4)	$(40.2)	$(229.5)	$(64.7)

Adjusted loss per share
Basic	$(0.53)	$(0.49)	$(3.54)	$(0.68)
Diluted	$(0.53)	$(0.49)	$(3.54)	$(0.68)

Number of shares used in adjusted calculation
Basic	65.2	82.1	64.9	94.8
Diluted	65.2	82.1	64.9	94.8

(1) Includes transaction costs associated with our debt exchange.
(2) Includes the gain on sale of assets relating to sale-leaseback transactions and transaction costs associated with our debt exchange.

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Reconciliation of Adjusted EBITDA to Net Loss
Net loss	$(18.8)	$(83.4)	$(295.8)	$(491.9)
Loss from discontinued operations, net of tax	—	0.2	0.9	2.6
Loss from continuing operations	$(18.8)	$(83.2)	$(294.9)	$(489.3)
Interest expense, net	9.7	6.0	23.9	20.7
Depreciation and amortization	19.4	23.9	61.1	70.1
Income tax (benefit) expense	(53.9)	31.6	14.4	(6.2)
EBITDA	$(43.6)	$(21.7)	$(195.5)	$(404.7)
Stock-based compensation	2.2	2.4	6.1	7.4
Transformation costs	0.7	10.4	2.0	27.1
Goodwill and asset impairments	—	11.3	4.8	375.2
Significant transactions(1)	(21.1)	—	(24.9)	—
Divestitures, severance and other	—	5.3	7.8	25.6
Adjusted EBITDA	$(61.8)	$7.7	$(199.7)	$30.6

(1) Includes the gain on sale of assets relating to sale-leaseback transactions and transaction costs associated with our debt exchange.

GameStop Corp.
Schedule III
(in millions)
(unaudited)

Non-GAAP results
The following table reconciles the Company's cash flows provided by operating activities as presented in its unaudited Consolidated Statements of Cash Flows and prepared in accordance with GAAP to its free cash flow. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use by investors in evaluating the company’s financial performance.

	13 Weeks Ended	13 Weeks Ended	39 Weeks Ended	39 Weeks Ended
	October 31, 2020	November 2, 2019	October 31, 2020	November 2, 2019
Net cash flows used in operating activities	$(184.6)	$(8.1)	$(41.1)	$(654.8)
Purchase of property and equipment	(15.1)	(20.2)	(32.6)	(61.4)
Free cash flow	$(199.7)	$(28.3)	$(73.7)	$(716.2)

Non-GAAP Measures and Other Metrics
Adjusted EBITDA is a supplemental financial measure of the Company’s performance that is not required by, or presented in accordance with, GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. We define Adjusted EBITDA as net income (loss) before income taxes, plus interest expense, net and depreciation and amortization, excluding stock-based compensation, transformation costs, business divestitures, asset impairments, severance and other non-cash charges. Net income (loss) is the GAAP financial measure most directly comparable to Adjusted EBITDA. Our non-GAAP financial measures should not be considered as an alternative to the most directly comparable GAAP financial measure. Furthermore, non-GAAP financial measures have limitations as an analytical tool because they exclude some but not all items that affect the most directly comparable GAAP financial measures. Some of these limitations include:

•certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure;
•Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and
•our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

We compensate for the limitations of Adjusted EBITDA as an analytical tool by reviewing the comparable GAAP financial measure, understanding the differences between the GAAP and non-GAAP financial measures and incorporating these data points into our decision-making process. Adjusted EBITDA is provided in addition to, and not as an alternative to, the Company’s financial results prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined and determined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Contact
GameStop Corp. Investor Relations
(817) 424-2001
investorrelations@gamestop.com